05/10/96/KMR/03320/119/OPINION/46248.1
                                                     Exhibit 5.01


             [LETTERHEAD OF ENTERGY SERVICES, INC.]


                                        May 10, 1996


Entergy Louisiana, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113


Ladies and Gentlemen:

          I refer to the joint Registration Statement on Form S-3, including the exhibits thereto, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof of Entergy Louisiana, Inc. (the "Company"), Entergy Louisiana Capital I, Entergy Louisiana Capital II and Entergy Louisiana Capital III (the "Trusts") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Preferred Securities (the "Preferred Securities") of the Trusts to be offered in one or more underwritten public offerings; (ii) Junior Subordinated Debentures (the "Debentures") of the Company to be issued pursuant to the terms of either of two indentures from the Company to The Bank of New York, as trustee (the "Indentures"), either to be issued and sold by the Company to the Trusts or to be offered in one or more underwritten public offerings; and (iii) Guarantees of the Company with respect to the Preferred Securities (the "Guarantees") to be issued pursuant to the terms of guarantee agreements between the Company and The Bank of New York, as trustee (the "Guarantee Agreements") (the Preferred Securities and Debentures to be issued in a combined aggregate liquidation preference or principal amount of $150,000,000).

     I am of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Louisiana.

     I am of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Debentures and the Guarantees of the Company will have been taken when:

     (a) the Company's and the Trusts' said joint Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and the Indentures and the Guarantee Agreements shall have been qualified under the Trust Indenture Act of 1939, as amended;

     (b) an appropriate order or orders shall have been issued by the Commission under the Public Utility Holding Company Act of 1935, as amended, with respect to the related Application-Declaration on Form U-1 (File No. 70-8487), as amended and as it may be further amended;

     (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Debentures and the Guarantees;

     (d) the proposed Indentures and the Guarantee Agreements shall have been appropriately executed and delivered;

     (e) the specific terms of the Debentures and the Guarantees shall have been determined by supplemental indenture, board resolution or officer's certificate; and

     (f) the Debentures and the Guarantees shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     I am further of the opinion that when the foregoing steps have been taken, the Debentures and the Guarantees will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, in each case, except as limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debentures and Guarantees by the underwriters.

     I am a member of the Louisiana Bar and do not hold myself out as an expert on the laws of any other state. As to all matters of New York law, I have relied upon an opinion of even date addressed to you by Reid & Priest LLP, special counsel to the Company. I consent to the reliance of Reid & Priest LLP upon my opinion insofar as it relates to matters of Louisiana law.

     I hereby consent to the use of this opinion as an exhibit to the Company's and the Trusts' said Registration Statement on Form
S-3, as it may be amended, and consent to such references to me as may be made in such Registration Statement and in the Prospectus Supplement constituting a part thereof.

                                        Very truly yours,

                                        /s/ Denise C. Redmann

                                        Denise C. Redmann
                                        Senior Attorney -
                                        Corporate and Securities